UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2008
ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 West Red Oak Lane
White Plains, New York	10604
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (914) 641-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Not Applicable
(Former name or former address, if changed since last report)

Item 5.03 Amendment to Articles of Incorporation or Bylaws
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-3.5: CERTIFICATE OF AMENDMENT OF THE BYLAWS

Section 5 — Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws
     On February 15, 2008 the Board of Directors approved an amendment to Section 5. Capital Stock of the By-laws of the Company, effective immediately. Section 5 of the By-laws contains, among other things, provisions relating to stock certificates, record ownership, transfer of record ownership, lost, stolen or destroyed certificates, and transfer agent, registrar and rules respecting certificates. The By-laws were amended in order to comply with recent rule changes of the Securities and Exchange Commission and the New York Stock Exchange that require listed companies to be eligible to issue shares in either certificated or uncertificated form and to participate in a book-entry share Direct Registration System, which allows for the electronic transfer of securities. The purpose of the amendments to the By-laws is to incorporate into Section 5 the concept of uncertificated shares, and to permit the registration, issuance and transfer of the Company’s stock without issuance of a physical stock certificate. The By-law amendment continues to permit stockholders to obtain a physical stock certificate upon request. All other provisions of the Company’s By-laws remain unchanged.
     The foregoing description of the By-law amendment is qualified in its entirety by reference to the Company’s By-laws, as amended, a copy of which is filed as Exhibit 3.5 to this report and is incorporated by reference into this description.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
Number	Description

Exhibit 3-5	Certificate of Amendment of the By-laws of ITT Corporation, as adopted February 15, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION

By:	/s/ Kathleen S. Stolar

Kathleen S. Stolar

Its:	Vice President, Secretary
and Associate General Counsel
Date: February 19, 2008

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